Exhibit 4.3

                           CONVERTIBLE NOTE AGREEMENT


         This Convertible Note Agreement ("Agreement") dated as of January 15, 2002 (the "Effective Date") is made by and between Hand Brand Distribution, Inc., a Florida corporation (the "Company") and those individuals listed on Exhibit A, attached and incorporated by reference (individually a "Note Holder" and collectively "Note Holders").

                                    RECITALS

A. The Note Holders are willing to lend Company the aggregate sum of Five Hundred Thousand Dollars US (US$500,000) (collectively the "Obligations"), which Obligations shall be evidenced by one or more Convertible Promissory Notes ("Notes"), the form of which is attached hereto as Exhibit B, all pursuant to the terms and conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this agreement, the parties agree, represent and warrant as follows:

RECITALS. The above recitals are true, correct and incorporated herein by reference.

SALE AND PURCHASE OF THE NOTES

         A. As of the Effective Date, the Company will authorize and sell the Notes to the Note Holders, each of whom shall purchase the principal amount of the Notes set forth on Exhibit A, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained in this agreement. The purchase price for the Notes shall be one hundred percent (100%) of the principal amount so purchased.. The Notes may be dated and issued separately but which will all mature on January 15, 2005 (the "Maturity Date"), unless terminated earlier pursuant to the terms and conditions of this Agreement.

         B. The Notes shall bear interest on the unpaid principal amount at the rate of six percent (6.0%) per year, payable on January 15th of each year, through the Maturity Date. To the extent that any Obligations, in all or in part, is outstanding at any time after the Maturity Date, the interest rate shall be twelve percent (12.0%) per year. For the purposes of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty
                  (360) day year.

         C. The Company will promptly and punctually pay to Note Holders or their nominee the interest on any of the Notes held by Note Holders without presentment of the Notes. In the event any Note Holder shall sell or transfer any of the Notes, such Note Holder shall notify the Company of the name and address of the transferee. In the event the Company defaults on any installment of interest or principal, then any Note Holder may, at such Note Holder's option, without notice, declare the entire principal and the interest accrued thereon immediately due and payable and may proceed to enforce the collection thereof.

         D. Neither the Company nor any agent or employee acting in its behalf (i) has offered the Notes or any underlying shares or any portion thereof for sale to or solicited in any offer to buy the same from anyone other than the Note Holders listed on Exhibit A, and (ii) will sell or offer for sale the Notes or any underlying shares or any portion thereof to or solicit any offer to buy the Notes from anyone so as to bring the issuance or sale thereof within the provisions of Section 5 of the Securities Act of 1933, as amended ("Securities Act").

REPRESENTATIONS AND WARRANTIES BY THE COMPANY

         A. The Company (i) is a corporation existing in good standing under the laws of the State of Florida and (ii) has the corporate power to own property and to carry on in the business as it is now being conducted.

         B. The Company has timely made all filings require of it by the Securities Exchange Commission since its incorporation, which are a part of its public record.

         C. There is no action or proceeding pending or to the Company's knowledge, threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company.

         D. The Company has title to the respective properties and assets including the properties and assets reflected on the financial statement for the year ending December 31, 2001 and which assets and properties are subject to no liens, mortgages, encumbrances or charges.

         E. The Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property, assets, or financial condition, and neither the execution nor delivery of this Agreement, nor the confirmation of the transactions contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Notes will conflict with or result in the breach of the terms, conditions or provisions or constitute a default, under the Articles of Incorporation or of any Agreement or instrument to which the Company is now a party upon conversion of the Notes pursuant to the conversion privileges hereinafter stated .

         F. The Company has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly any payment or other distribution of any nature whatsoever to any of the Note Holders of its capital stock except for regular salary payments for services rendered and the reimbursement of business expenses.

         G. All of the equipment and other tangible assets of the Company, if any, are in good condition and repair.

         H. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has asserted to the Company that its operations infringe on the patents, trademarks, trade secrets or other rights utilized in the operation of its business.

         I. The Company shall reserve such number of shares of its common stock as may, from time to time, be the maximum number of shares issuable, assuming conversion of all the Notes into fully paid and non-assessable shares of restricted Company common stock ("Conversion Stock"), as contemplated herein.

REPRESENTATIONS AND WARRANTIES BY THE NOTE HOLDERS

Each Note Holder individually represents and warrants that:

         A. The Note Holder is subscribing for the Notes for investment purposes and not with the view to or for sale in connection with any distribution thereof and that he has no present intent to sell, give or otherwise transfer the Notes or Stock. Upon conversion of the Note, the Conversion Stock will be received by the Note Holder for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Note Holder understands that the Conversion Stock will not been registered under the Securities Act, or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

         B. The Note Holder states that such Note Holder is a resident of the State indicated on Exhibit A as to such Note Holder.

         C. The Note Holder understands that investing in the Notes is a highly speculative investment in a Company, which is insolvent both from a legal and an equity standpoint.

         D. The Note Holder has a net worth in excess one million dollars ($1,000,000) exclusive of their residences and that they are sophisticated investors who are knowledgeable about the business.

         E. The Note Holder shall hold the Conversion Stock indefinitely unless such shares are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Note Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Company and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

         F. The Note Holder has (i) received and carefully reviewed all other information filed by Company pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended and asked questions, including financial, of the Company's management concerning the Company.

         G. The Note Holder represents is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

PREPAYMENT OF THE NOTES

         A. So long as the Company's stock is trading on a "Principal Market" at less than $1.00 per share for twenty consecutive days, the Company shall have the right to make prepayments on principal of the Notes at any time on ten (10) days prior written notice to the Note Holders. Such prepayment shall be accompanied by a payment of all accrued interest to date. There shall be no premium for the amount so prepaid.

         B. Principal Market" means the Nasdaq National Market, the Nasdaq Small-Cap Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. As of the date of this Agreement, the OTC Bulletin Board Market is the Principal Market.

6.  CONVERSION.

         A. The Note Holder of any of the Notes at any time up to on or prior to the Maturity Date, or, as to any of the Notes to which notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment but not thereafter, may convert the Notes in whole or in part into as many shares of Conversion Stock as the principal amount of the Note on a one share for $1.00 basis. If any of the Notes shall be converted in part, the Company shall, without charge to the Note Holder execute and deliver to the Note Holder a new Note for the balance of the principal amount so converted.

         B. All Notes shall automatically convert at any time the price of the shares on the Principal Market as a publicly traded security closes above three dollars ($3.00) per share for twenty (20) trading consecutive days, on a one share of Conversion Stock for $1.00 basis.

         C. Upon conversion of any of the Notes, all accrued and unpaid interest on the principal amount converted shall be paid to the Note Holder by the Company in Conversion Stock on a one share of Conversion Stock for $1.00 basis.

         D. In the event the Company shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

         E. In the event the Company shall declare a dividend or make a distribution of any Stock of the Company payable in Common Stock or in convertible securities, the aggregate maximum number of shares of Common Stock available for issue in payment of such dividend or distribution, or upon conversion of or in exchange for such convertible securities available for issue in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

         F. No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be available for issue upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

         G. In any reclassification or change of outstanding shares of Common Stock available for issue upon conversion of the Notes (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other corporation, or in the case of the sale and conveyance to another corporation or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Company into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event of a change of control of the Company, it shall have the right, at its option, to covert any or all of the Notes, pursuant to the terms and conditions of this agreement.

7.  COVENANTS

         The Company covenants that so long as the Obligations under the Notes remain outstanding, the Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its reasonable efforts to comply in all respects with its reporting and filing Obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing Obligations under said Act.

8.  EVENT OF DEFAULT

         A.       The breach of any of the events or conditions contained in
                  Section 7 of this Agreement shall constitute an event of default under this Agreement. Any one or more of the Note Holders of the Notes may give written notice of such breach and if the Company shall within thirty (30) days after receipt of such written notice have failed to correct such occurrence or condition, then the Note Holder of anyone of the Notes may, at its option and without notice, declare the entire principal and interest accrued thereon immediately due and payable and may proceed with collection.

         B. If the Company has made a material misrepresentation in connection with this Agreement or with the transactions contemplated by this Agreement, or if the Company makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Company; or if any proceeding involving the Company is commenced under any bankruptcy, reorganization, arrangement, insolvency, statute or law, such event shall be deemed a default which will immediately entitled Holders of the Notes, at their option and without notice, to declare the entire amount of interest accrued thereon immediately due and payable and proceed to enforce the collection thereof.

         C. In case of default in the payment of any installment or principal, the Note Holders of the Notes may, at their option and without notice, declare the entire principal and the interest accrued thereof immediately due and payable and may proceed to enforce the collection thereof.

9.   SECURITIES MATTERS

         A. Each Note Holder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and the Note Holder must forego the Conversion Stock, if an, that such a review would provide.

         B. Each Note Holder understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

         C. Each Note Holder understands that all certificates for the Conversion Stock shall bear a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

10.  MISCELLANEOUS

         A. Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and property given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Company at its principal office or to the Note Holders of the Notes at the addresses given to the Company by such Note Holders.

         B. This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

         C. The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

         D. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

         E. The validity, constructional interpretation and enforceability of this Agreement and the Notes executed pursuant to this Agreement shall be determined and governed by the laws of the State of New York.

         F. This Agreement shall be binding upon and inure to the benefit of the company and its successors and assigns.

         G. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

HAND BRAND DISTRIBUTION, INC
                                                  ATTEST:


BY: __________________________________   _________________________________
         CHIEF EXECUTIVE OFFICER                 SECRETARY




BY:____________________________________________
                  NOTE HOLDER

                                    EXHIBIT A
                                  NOTE HOLDERS


--------------------------------------- ------------------------------------- ---------------------- ---------------------
                                                                              STATE OF RESIDENCE/    PRINCIPAL AMOUNT OF
             NOTE HOLDER                              ADDRESS                    INCORPORATION              NOTE
--------------------------------------- ------------------------------------- ---------------------- ---------------------
FIDRA Holdings, Ltd.                    One Cable Beach Court                 Foreign                $30,000.00
                                        Nassau Bahamas
--------------------------------------- ------------------------------------- ---------------------- ---------------------
John M. Taggart                         S.W. 32nd Street                      Florida                $15,300.00
                                        Miami, Florida  33130
--------------------------------------- ------------------------------------- ---------------------- ---------------------
WWStreet                                9048 Legends Lake Lane                Tenn.                  $16,000.00
                                        Knoxville, TN 37922
--------------------------------------- ------------------------------------- ---------------------- ---------------------
Vivie Matheos                                                                                        $5,000.00

--------------------------------------- ------------------------------------- ---------------------- ---------------------
Raffles-Toho, Inc                       494 Laguardia Place, Suite 3B         New York               $4,500.00
                                        New York, New York 10010
--------------------------------------- ------------------------------------- ---------------------- ---------------------
Geoff C. Murray                         8125 S.W. 83rd Place                  Florida                5,000
                                        Miami, Florida 33143
--------------------------------------- ------------------------------------- ---------------------- ---------------------
EMS Distributors                        4291 Old Ninefoot Road                Florida                $3,000.00
                                        Winter Haven, FL  33880
--------------------------------------- ------------------------------------- ---------------------- ---------------------



-----------
Initialed


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

                                    EXHIBIT B

                           CONVERTIBLE PROMISSORY NOTE
                                   (TERM LOAN)


THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY INTEREST THEREIN(INCLUDING THE SHARES OF CLASS B NON-VOTING COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE) MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THIS CONVERTIBLE PROMISSORY NOTE IS FIRST REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNTIL THE COMPANY SHALL HAVE RECEIVED AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS CONVERTIBLE PROMISSORY NOTE MAY LAWFULLY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND/OR QUALIFICATION IN RELIANCE UPON AN APPLICABLE EXEMPTION.

                         HAND BRAND DISTRIBUTION, INC..
                           CONVERTIBLE PROMISSORY NOTE
                Interest Rate: 6% per year through Maturity Date
                      12% per year following Maturity Date
               Convertible into shares of Restricted Common Stock
                       of Hand Brand Distribution, Inc..
                    at $1.00 per Share, subject to adjustment

                                                                Amount: $_______
Boca Raton, Florida                                         Dated: _______, 2002

For value received, HAND BAND DISTRIBUTION, INC., a Florida corporation whose address is _____________________________ ("Company"), promises to pay to
_____________________, a(n) ______________________________ having an address of
_____________________________________________ ("Payee"), the principal amount of
__________________________________Dollars ($_______) (the "Obligations"),
together with interest from the date hereof as described below.

This Convertible Promissory Note ("Note") is issued pursuant to a Convertible Note Agreement and Subscription Agreement (collectively the "Agreement") between the Company and the Payee, in connection with an offering of up to $500,000 principal amount.

This Note is subject to the following terms and conditions:

1.       Principal and Interest Payments.
         -------------------------------

         a. This Note bears interest from the date hereof at a rate of at the rate of (i) six percent (6%) per year through January 15, 2005 (the "Maturity Date") and (ii) twelve percent (12%) January 16, 2005 and until such time as the Obligations shall be paid or satisfied in full, which will accrue daily from the date of this Note and be payable on the Maturity Date (as herein defined), which interest payments may be made in the form of cash, shares of the Company's restricted Common Stock, $.002 par value ("Common Stock") or a combination of cash and shares.

         b. The entire unpaid principal, together with any accrued but unpaid interest, shall be due and payable in full on January 15, 2005 (the "Maturity Date").

         c. All computations of interest made or called for herein shall be made on the basis of a 366-day year for the actual number of days elapsed.

         d. All payments due on this Note shall be applied first to accrued interest, and second, to any remainder in payment of principal.

         e. Except as otherwise provided in this Note, all payments of principal and interest on this Note shall be paid in the legal currency of the United States of America.

2.       Optional Prepayments.
         --------------------

         a. So long as the Company's stock is trading on a "Principal Market", as defined below, at less than $1.00 per share for twenty (20) consecutive trading dates, the Company may, without penalty, prepay this Note in whole or in part, at any time upon ten (10) days prior written notice to the Payee (the "Company Notice"). Such prepayment shall be accompanied by a payment of all accrued interest to day; provided that no there shall be no premiums for any prepaid amounts.

         b. "Principal Market" means the Nasdaq National Market, the Nasdaq Small-Cap Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. As of the date of this Agreement, the OTC Bulletin Board Market is the Principal Market.

3.       Conversion of Note.
         -------------------

         a. At any time from the date hereof up to and including the Maturity Date, or as to the Note, the Payee at any time up to on or prior to the Maturity Date, or, as to any notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment but not thereafter, may convert the Note in whole or in part into as many fully paid and non-assessable shares of Common Stock as the principal amount of the Note on a one share for $1.00 basis. If the Note shall be converted in part, the Company shall, without charge to the Note Holder execute and deliver to the Payee a new Note for the balance of the principal amount so converted.

         b. The Note shall automatically convert at any time the price of the shares on the principal market as a publicly traded security closes above three dollars ($3.00) per share for twenty (20) trading consecutive days, on a one share for $1.00 basis.

         c. Upon conversion of the Note, all accrued and unpaid interest on the principal amount converted shall be paid to the Payee by the Company in Common Stock on a one share of Common Stock for $1.00 basis.

         d. No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If the Payee shall have converted the Note held by him other than a principal amount so small that less than a whole share of Common Stock would be available for issue upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

4.       Adjustment to Applicable Conversion Rate.
         ----------------------------------------

         a. Adjustment for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if not record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         b. Adjustments for Reverse Stock Splits. If the numbers of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

5. Place of Payment. Payment shall be made to Payee at the address for Payee set forth herein or at such other place as Payee may designate in writing.

6.       Default.
         -------

         a. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                  i. Failure of Company to pay the principal and any accrued interest in full on the Maturity Date of this Note and the continuation of such failure for thirty
                           (30) business days after receipt by Company of notice of such failure and demand for payment; or

                  ii. Company's consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Company's admittance in writing of its inability to pay its debts generally as they become due, or Company's general assignment for the benefit of creditors, or Company's filing of a voluntary petition in bankruptcy, or a voluntary petition or answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect), or the filing by Company of a voluntary petition, answer or consent, seeking relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or Company, fails to discharge within ninety (90) days any involuntary petition in bankruptcy filed against it or if it is adjudicated a bankrupt.

                  iii. Any event of default described in Section 8 of the Convertible Note Agreement, a copy of which is attached to this Note.

         b. Upon the occurrence of any Event of Default, all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become immediately due and payable at the option of Payee, without demand or notice whatsoever, and Payee may immediately and without demand exercise any of Payee's rights and remedies granted herein, under applicable law, or which Payee may otherwise have against Company or otherwise at law or equity.

7. Assignment. The rights and Obligations of the Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Payee may not endorse, negotiate, transfer or assign (collectively, "transfer") this Note or Payee's rights hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such consent may be withheld, among other reasons, if such transfer would, in the reasonable opinion of the Company, violate applicable securities laws.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

9. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Payee or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or other distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted into Common Stock.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflicts of law principles.

11. WAIVER OF JURY TRIAL. THE COMPANY, BY EXECUTION HEREOF, AND THE PAYEE, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENER'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

               THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Company has caused this Note to be executed on the day and year first above written.


HAND BRAND DISTRIBUTION, INC.


By: _________________________________________

Name: ______________________________________

Its: __________________________________________

                                   EXHIBIT "A"


                             INSTRUCTIONS TO CONVERT

The undersigned hereby surrenders the attached Convertible Promissory Note due __________, January 15, 2005 (the "Note") of Hand Brand Distribution, Inc., a Florida corporation ("Company"), in the principal amount of $_______ for conversion into shares of Company's restricted Common Stock ("Common Stock") in accordance with Section 3 of the Note relating to voluntary conversion, as noted below. Such Note was issued pursuant to that certain (i) Convertible Note Agreement dated ______, 2002 with the Company (the "Note Agreement"), and the
(ii) Subscription Agreement dated _____, 200_ with the Company (the "Subscription Agreement" and together with the Note Agreement, the "Agreements"). The undersigned represents that he/she/it is the beneficial owner and Payee of record of the Note, and that no other person has any lien, security interest or interest of any kind in the Note and that he/she/it has full and legal right to surrender the Note for conversion. The undersigned further renews as to the shares of Common Stock to be issued to the undersigned pursuant to these instructions the representations and warranties set forth in the Agreements.

         ( ) The Undersigned elects to convert the Note in full including the remaining principal of $__________ and accrued interest of $________, which equals a conversion of $_____________.

         ( ) The Undersigned elects to convert the Note in part equal to a principal amount of $__________ and accrued interest of $________, which equals a conversion of $_____________. An identical Note shall be reissued for the amount of remaining principal.


Dated this _______ day of _____________________, ________.

In the presence of:

--------------------------------------
Witness


                                 -----------------------------------------------
                                            Signature of Note Payee


Signature guarantee:
Signature must be guaranteed by a commercial bank or member firm of the New York Stock Exchange.

--------------------------------------------------------------------------------


                          HAND BRAND DISTRIBUTION, INC.

--------------------------------------------------------------------------------


                     CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

NAME OF SUBSCRIBER:
                     -----------------------------------------------------

SUBSCRIPTION AMOUNT:
                     -----------------------------------------------------

STATE OF RESIDENCE:
                     -----------------------------------------------------

1. SUBSCRIPTION. The undersigned hereby subscribes to the Notes set forth above of the Convertible Notes (the "Investment Securities") of Hand Brand Distribution, Inc. a corporation organized and existing under the laws of the State of Florida (the "Company"), and agrees to pay for such Investment Securities the amount set forth above in cash or by check subject to collection upon execution of this subscription agreement.

2. ADOPTION OF TERMS. The undersigned understands, accepts and agrees to be bound by the terms of this offering as contained in the offering memorandum to which this subscription agreement relates.

3. AGREEMENTS AND UNDERSTANDINGS OF THE UNDERSIGNED. The undersigned agrees and understands that:

         3.1. The undersigned is entitled to full information about the Company and its principals. Written materials describing the Company and the Investment Securities (the "Investment Documents") have been furnished to the undersigned prior to execution of this subscription agreement and the undersigned has been given the time required to read such materials, alone or with the undersigned's advisor(s).

         3.2. If the undersigned has made any deposit, escrow or other payment in whole or in part toward the purchase of the Investment Securities offered hereby before executing this subscription agreement, the undersigned may elect to either:
                  (i) ratify the undersigned's investment and receive a credit in full for such payment by execution of this subscription agreement; or (ii) have returned on demand the full amount of such payment, less distributions received by the undersigned, if any, plus lawful interest, at which time the undersigned will have no interest in or further obligation in regard to the Investment Securities offered hereby.

         3.3. The undersigned (or the entity for which the undersigned is acting, if any) will not offer or sell all or any part of the undersigned's Investment Securities until and unless the Investment Securities are registered under the Securities Act of 1933, as amended and under applicable state laws or unless the undersigned has delivered to the Company an opinion of counsel satisfactory to it that such registration is not required.

         3.4. No federal or state agency has made any finding or determination as to the fairness for investment, nor recommendation or endorsement, of the Investment Securities.

         3.5. If the undersigned is neither a United States citizen nor a resident of the United States, then the undersigned agrees:
                  (a) to supply the Company with any and all information necessary so that the Company may satisfy any and all United States legal reporting requirements; and (b) to indemnify the Company for any liability incurred by the Company as a result of its failure to withhold any taxes or comply with any reporting requirements because the undersigned did not provide the necessary information to the Company to enable it to withhold the necessary taxes or fully comply with such requirements. Furthermore, if the undersigned is a foreign investor who fails to timely file appropriate and required forms with us, the undersigned agrees, at the request of the Company, to execute any and all documents and instruments requested by the Company in order to consummate a sale or disposition of the Investment Securities as required to comply with law.

         3.6. If the undersigned is an organization (other than a cooperative described in Section 521 of the Internal Revenue Code of 1986, as amended) whose income from the Company will be exempt from United States income tax, the undersigned shall so advise the Company.

         3.7. THE OFFERING OF THESE SECURITIES IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AS SUCH THE UNDERSIGNED MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SECURITIES CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. RESTRICTIONS WILL BE PLACED ON THE TRANSFERABILITY OF THE SECURITIES.

         3.8. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE STATE OR JURISDICTION OF THE UNDERSIGNED'S RESIDENCE NOR HAS THE STATE OR JURISDICTION OF THE UNDERSIGNED'S RESIDENCE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS.

         3.9. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

4. WARRANTIES OF THE UNDERSIGNED. The undersigned personally represents and warrants that:

         4.1. The undersigned has reached the age of majority in the state or country in which the undersigned resides.

         4.2. The undersigned (or the entity for which the undersigned is acting, if any) intends to retain indefinitely, and has no present arrangement, understanding or agreement for disposing of the Investment Securities and takes such Investment Securities solely for the account of the name(s) which appear below.

         4.3. If a trust, corporation, partnership, or other entity, the undersigned: (i) is duly organized and validly existing under the laws of the state of formation; (ii) is duly authorized and empowered to purchase the Investment Securities; (iii) was not organized exclusively for the purpose of acquiring the Investment Securities and has an independent reason for existence beyond such investment; (iv) has duly authorized the signatory hereto to execute this subscription agreement on behalf of the undersigned, and, upon such execution, the subscription agreement and any related documents shall be a binding obligation of the undersigned; and (v) will, upon request of counsel to the Company, furnish evidence of the representations and warranties made herein, including certified copies of the certificate (articles) of incorporation, articles of (limited) partnership, or other creating or implementing documents.

         4.4. The undersigned is an Accredited Investor (described hereinafter) under Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, and either alone or with an advisor(s), has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment.

         4.5. It has been called to the undersigned's attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to the benefit of investors. The economic benefit from an investment in the Investment Securities depends on the ability of the Company to successfully conduct its business activities. The accomplishment of such goals in turn depends on many factors beyond the control of the Company or its management. Accordingly, the suitability for any particular investor of a purchase of the Investment Securities will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks, including the risk of a total loss of investment in the Investment Securities. The undersigned and the undersigned's advisor(s), if any, have carefully reviewed and understand the risk of, and other considerations relating to, a purchase of the Investment Securities.

         4.6. The undersigned is able to bear the economic risks of this investment, is able to hold the Investment Securities for an indefinite period of time, and has sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

         4.7. The undersigned and the undersigned's advisor(s), if any, have relied only upon the information contained in the Investment Documents made available to the undersigned and the undersigned's advisor(s). Any other information concerning this offering, whether oral or written, may be incomplete or inaccurate. Only the Investment Documents are intended to be a complete description of the offering and its terms.

         4.8. The Company has answered all inquiries that the undersigned and the undersigned's advisor(s), if any, have made of it concerning the Company or any other matters relating to the business and proposed operation of the Company and the offer and sale of the Investment Securities. No oral statement, printed material, or inducement which is contrary to the information contained in the Investment Documents has been given or made by or on behalf of the Company to the undersigned or the undersigned's advisor(s), if any.

         4.9. All of the representations and information provided by the undersigned in this subscription agreement and any additional information which the undersigned has furnished to the Company with respect to the undersigned's financial position and business experience is accurate and complete as of the date that this subscription agreement was executed by the undersigned. If there should be any material adverse change in representations or information prior to the sale of the Investment Securities subscribed for herein to the undersigned, the undersigned will immediately furnish accurate and complete information concerning any such material change to the Company.

         4.10. The undersigned represents, if the undersigned is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), that in making the proposed investment the undersigned is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA, and has concluded that the proposed investment is a prudent one.

5. "NON-RESIDENT ALIEN" STATUS (IF APPLICABLE). If so indicated below, the undersigned represents and warrants that the undersigned (or the entity for which the undersigned is acting, if any) is not a citizen of the United States or Canada and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The undersigned understands that the Company may rely upon the representations and warranties of this paragraph as a basis for an exemption from registration of the Investment Securities under the Securities Act of 1933, as amended, and the provisions of relevant state securities laws.

6. "ACCREDITED INVESTOR" STATUS. The undersigned falls within one of the following definitions of Accredited Investor:

FOR INDIVIDUALS:

[ ] The undersigned is a natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000 at the time of purchase of the Investment Securities.

[ ] The undersigned is a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with spouse in excess of $800,000 in each of those years and reasonably expects to reach the same income level in the current year.

[ ] The undersigned is either a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company.

         The undersigned further certifies that: (i) the undersigned (or the undersigned's professional advisor(s)) has the capacity to protect the undersigned's interests in this investment; (ii) the undersigned is able to bear the economic risks of this investment; and (iii) the amount of the investment does not exceed 10% of the undersigned's net worth or joint net worth with spouse.

FOR ENTITIES:

[ ]      The undersigned is an institutional investor as provided in Regulation
         Section 230.501(a)(1) under the Securities Act of 1933.

[ ] The undersigned is a private business development company within the meaning of Section 202(a)(22) of the Investment Advisers Act of 1940.

[ ] The undersigned is any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Investment Securities, with total assets in excess of $2,000,000.

[ ] The undersigned is a trust with total assets in excess of $2,000,000, not formed for the special purpose of acquiring the Investment Securities, whose investment is directed by a person described in Regulation Section 230.506(b)(2)(ii) under the Securities Act of 1933.

[ ] The undersigned is an entity owned entirely by any of the persons described above.

7.       ACCEPTANCE AND CONDITIONS OF INVESTMENT.

The undersigned agrees and is aware that:

         7.1. The Company reserves the unrestricted right to reject any subscription, and no subscription will be binding unless and until accepted by it.

         7.2. A legend in substantially the following form will be placed on any certificate(s) evidencing the Investment Securities:

THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAW OF THE STATE OR JURISDICTION WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION.

         7.3. Stop transfer instructions will be placed with respect to the Investment Securities so as to restrict resale or other transfer thereof subject to further items hereof, including the provisions of the legend set forth above.

         7.4. Unless otherwise provided by law, the legend and stop transfer instructions described above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned of certificate(s) or other document(s) for transfer.

8. ACCURACY OF INFORMATION GIVEN. The undersigned certifies that the undersigned has given the information contained herein to the best of the undersigned's knowledge and answers thereto are complete and accurate. The undersigned agrees that the foregoing representations and warranties shall survive the purchase of the Investment Securities as well as any acceptance of this subscription for the Investment Securities.

9. ELECTION OF PURCHASER REPRESENTATIVE. The undersigned understands that the undersigned is entitled to be advised by a purchaser representative or an equivalent advisor in making a decision to invest and that the undersigned must be so advised if the undersigned does not have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of this investment.

10. INDEMNIFICATION. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties hereof, and hereby agrees to indemnify and hold harmless the Company, its affiliates, attorneys, accountants, agents, employees and any selling security holder from and against any and all loss, damage or liability, including, without limitation, reasonable attorneys fees incurred as a result of such breach, due to or arising out of a breach of any such representations or warranties. This indemnification shall not require that the Company shall have been determined by any federal, state or other authority or person to have qualified for any exemption from the registration provisions of federal or state securities laws, rules or regulations.

11. ARBITRATION. The undersigned hereby agrees that any and all claims (other than claims for injunctive or other equitable relief) now or at any time hereafter as to which the Company, its affiliates, attorneys, accountants, agents or employees and the undersigned, the undersigned's successors or assigns may be adverse parties, whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association. Each party irrevocably consents to subject matter and personal jurisdiction before the American Arbitration Association. The parties covenant that under no conditions will any of them file any action at law against any other or bring any claim in any forum other than before the American Arbitration Association, and they agree that any litigation, if filed, shall be immediately dismissed upon application and shall be referred for arbitration hereunder with costs and attorneys' fees to the prevailing party. The situs of arbitration and any counterclaims shall be selected by the person against whom arbitration is sought provided that such situs is within the United States and is the situs of such person's principal residence or place of business. Any dispute concerning situs shall be determined by the American Arbitration Association.

         The parties shall restrict themselves to claims for compensatory damages. No claims shall be made by any party for lost profits, punitive or similar damages. The parties agree that any award or decision by the American Arbitration Association shall be final and non-appealable except as to errors of law. Any appeal from an award of the arbitrator shall be taken to the appropriate court having jurisdiction over the situs of the arbitration. No bond shall be required of any party on appeal, and no enforcement of the award shall be granted until a determination of the appeal is final or until time to take an appeal has expired. Each party shall pay their own attorneys fees and costs of the arbitration and any appeal.

         It is the intent of the parties and their affiliates to deal with all disputes between them by arbitration to the maximum degree allowed by law (including claims against any party's current or former attorneys, accountants, agents, employees, successors or assigns, if such person agrees to arbitration on the terms contained herein), and if any claim or claims should be held not subject to arbitration, only such claim or claims shall be excluded from this paragraph.

--------------------------------------------------------------------------------


                          HAND BRAND DISTRIBUTION, INC.

--------------------------------------------------------------------------------

            SIGNATURE PAGE TO CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT



----------------------------------------------------------------------------
Name of Subscriber


----------------------------------------------------------------------------
Street


----------------------------------------------------------------------------
City, State, Zip Code


$
--------------------------------------------------------------------------
Amount of Subscription


By_________________________________________________________________________
Signature

Date:________________________________________________________________________

Taxpayer Identification Number _________________________________________________
                                  (Social Security number for individuals)

STATUS (if not individual):
(   )  Trust               (   )  Corporation
(   )  Partnership         (   )  Other _______________________________
(   )  IRA                                 (describe)


TITLE TO BE TAKEN BY (if not individual):

(   ) Joint Tenant with

 -----------------------------------------------------------------------------
                           (name of co-tenant)
(   ) Other (describe):___________________________________________


--------------------------------------------------------------------------------


_____   CHECK HERE IF YOU ARE AN ACCREDITED INVESTOR AS DEFINED IN PARAGRAPH 6.

_____   CHECK HERE IF YOU ARE NOT AN ACCREDITED INVESTOR AS DEFINED IN
        PARAGRAPH 6.

_____ CHECK HERE IF YOU ARE NOT A CITIZEN OR RESIDENT OF THE UNITED STATES OR CANADA.

--------------------------------------------------------------------------------

Accepted:
HAND BRAND DISTRIBUTION, INC.


By______________________________________________

Date:___________________________________________